                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Definitive Proxy Statement (Revocation of Consent Statement)

    [ ] Definitive Additional Materials

    [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               KMART CORPORATION
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                               KMART CORPORATION
- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rules 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                                                       ---------

    (2) Aggregate number of securities to which transaction applies:
                                                                    ------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                  --------------

    (4) Proposed maximum aggregate value of transactions:
                                                         -----------------------

    (5) Total fee paid:
                       ---------------------------------------------------------

    [X] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                               -------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
                                                     ---------------------------

    (3) Filing Party:
                     -----------------------------------------------------------

    (4) Date Filed:
                   -------------------------------------------------------------

                               [KMART LETTERHEAD]

April 5, 1996


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

Re:     Soliciting Material of Kmart Corporation
        Relating to the Possible Solicitation of Proxies by the Kmart Independent Shareholders' Committee

Ladies and Gentlemen:

        On behalf of Kmart Corporation, a Michigan corporation ("Kmart"), we transmit herewith via electronic transmission for filing, pursuant to
Item 101(a)(1)((iii) of Regulation S-T and Rules 14a-11(b) and 14a-12(b) of the Securities Exchange Act of 1934, as amended, soliciting materials
(the "Soliciting Materials") of Kmart relating to the possible solicitation by the Kmart Independent Shareholders' Committee of proxies from the holders of Kmart common stock. The Soliciting Materials include a cover page in the form set forth in Schedule 14A.

        Three copies of each of this letter and the Soliciting Materials are being filed with each of The New York Stock Exchange, The Pacific Stock Exchange and The Chicago Stock Exchange.

        If you have any questions or comments concerning the foregoing or the materials being transmitted herewith, please contact the undersigned at (810) 643-1792 or David J. Friedman at (212) 735-2218.

Very truly yours,

Nancie W. LaDuke

Nancie W. LaDuke

Enclosures

cc:     Robert M. Burton
        David J. Friedman
        Anthony N. Palizzi
        The New York Stock Exchange
        The Pacific Stock Exchange
        The Chicago Stock Exchange

[NEWS RELEASE]                                        [KMART LETTERHEAD]

                              RELEASE DATE
                                  April 5, 1996

                              CONTACT
                                  Robert M. Burton
                                  Director, Investor Relations
                                  (810) 643-1040

                                  Shawn M. Kahle
                                  Vice President, Corporate Affairs
                                  (810) 643-1021

KMART OPPOSES UNIONS' PROXY PROPOSALS AND BOARD NOMINEE

Troy, Mich., April 5, 1996 -- Kmart Corporation (NYSE: KM) today released the following letter from Floyd Hall, Chairman, President, and Chief Executive Officer, which is being mailed to the company's institutional stockholders:

"Dear Kmart Stockholder:

Two labor unions, the International Brotherhood of Teamsters and the Union of Needletrades, Industrial and Textile Employees, acting together, may soon attempt to communicate with you to solicit your vote in connection with Kmart's annual meeting in May. Since you may be receiving their proxy solicitation materials, we thought it important that we give you our view as to what this solicitation is really about.

We believe the true objective of the unions' proxy solicitation is clear: they are attempting to pressure Kmart's Board of Directors and management in an effort to gain concessions on local labor issues, which should be addressed in other more appropriate arenas, and not through the use of the proxy process.

The unions are proposing the election of a new director to the Kmart Board. They are also sponsoring several shareholder proposals. The Kmart Board opposes these proposals for the following reasons:

- -       The unions have proposed the election of their own nominee to replace
        Gloria Shatto on the Kmart Board. In fact, Dr. Shatto decided several months ago - well before the unions targeted her for their attack - not to stand for reelection this year. As her successor, Kmart has nominated Stephen F. Bollenbach, President and CEO of Hilton Hotels Corporation and the former Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company and the former President and Chief Executive Officer of Host Marriott.

        Mr. Bollenbach is widely recognized as a leading authority in the hospitality and entertainment industries. His expertise in real estate, finance and customer service will be a tremendous asset to Kmart.

        Mr. Bollenbach is one of six new independent directors who have joined Kmart's Board in the past year, bringing a fresh perspective and relevant business experience to the company. Unlike the unions' hand-picked nominees, each of these directors is truly independent; they have no affiliation with Kmart nor an outside agenda to pursue.


                                                                [RECYCLED LOGO]

- -       The unions have proposed a resolution requesting that the company eliminate its retirement plan for non-employee directors. In fact, the Board acted to do that last September. As a result, the Directors Retirement Plan has been frozen since January 1, 1996, subject to shareholder approval of a new program that increases the ties between director benefits and shareholder value.

- -       The unions have proposed a resolution requesting that the Kmart Board undertake a comprehensive study of the feasibility of a sale or merger of the company. It is ill-advised and short-sighted to ask the Board to effectively hand a "For Sale" sign on the company at a time when it is not in the best interest of our shareholders. Kmart's operations are in the process of being revitalized, the results of this turnaround have only begun to reach the bottom line, and the company's share price is just beginning to respond.

As you know, virtually everything at Kmart today is new or is being renewed. I have been on the job for less than a year. Most of our talented new managers have been here for less than two years - and many for less than a year. During that time, we have made significant progress to turn Kmart around. We have completed the disposition of $3.5 billion in non-core assets, closed 214 underperforming stores, cleared out $700 million in aged and discontinued inventory, achieved more than $500 million in permanent cost reductions, and reached an agreement for Chemical Bank to arrange a new, three-year $3.7 billion bank facility to replace the company's existing bank lines and other obligations.

We have also assembled a highly talented and committed management team. This team has begun to implement merchandising, promotional and operational initiatives that are designed to result in improved merchandise assortments, better in-stock positions, cleaner and more orderly stores, and dramatic gains in customer satisfaction.

I recognize that the past year has been a difficult one for Kmart shareholders,but I believe the company is now making great progress toward a lasting turnaround. I hope you will concur with me that we should not add a special-interest, union-sponsored director to the Board. I also hope you agree that the proxy process is not the proper forum to debate or resolve local disputes that periodically arise between labor and management.

Please reject the unions' proxy solicitation by not signing or returning any blue proxy card that may be sent to you by the unions or their so-called "committee." Kmart's annual report, proxy statement and WHITE proxy card will be sent to you shortly. If you have any questions, or require assistance in voting your shares, please contact D. F. King & Co. at (800) 714-3310.

Thanks for your continued interest and support."

Kmart Corporation serves America with 2,172 Kmart and 169 Builders Square retail outlets. In addition to serving all 50 states, Puerto Rico, Guam and the U.S. Virgin Islands, Kmart operations extend to Canada, and through joint ventures, to Mexico and Singapore.

The participants in this solicitation include Kmart Corporation ("Kmart") and the following directors: James B. Adamson, Lilyan H. Affinito, Stephen F. Bollenbach, Joseph A. Califano, Jr., Richard G. Cline, Willie D. Davis, Enrique
C. Falla, Joseph P. Flannery, David B. Harper, Robert D. Kennedy, F. James McDonald, J. Richard Munro, Lawrence Perlman, Gloria M. Shatto, William P. Weber and James O. Welch, Jr. Employee participants include: Floyd Hall, Chairman of the Board, President and Chief Executive Officer; Warren Flick, Executive Vice President and President and General Merchandise Manager, U.S. Kmart Stores; Ronald Floto, Executive Vice President and President, Super Kmart Centers; Anthony N. Palizzi, Executive Vice President and General Counsel; Marvin P. Rich, Executive Vice President, Strategic Planning, Finance and Administration; Martin Welch III, Senior Vice President and Chief Financial Officer; Shawn M. Kahle, Vice President, Corporation Affairs; Nancie W. LaDuke, Vice President and Secretary; and Robert M. Burton, Director, Investor Relations. All such persons are deemed to own beneficially less than 1 percent of the outstanding shares of Kmart's common stock in the aggregate. For a further description of the foregoing interests, see Kmart's Preliminary Proxy Statement, filed with the Securities and Exchange Commission on April 1, 1996, including the annexes thereto.

April 5, 1996


Dear Kmart Stockholder:

Two labor unions, the International Brotherhood of Teamsters and the Union of Needletrades, Industrial and Textile Employees, acting together, may soon attempt to communicate with you to solicit your vote in connection with Kmart's annual meeting in May. Since you may be receiving their proxy solicitation materials, we thought it important that we give you our view as to what this solicitation is really about.

We believe the true objective of the unions' proxy solicitation is clear: they are attempting to pressure Kmart's Board of Directors and management in an effort to gain concessions on local labor issues, which should be addressed in other more appropriate arenas, and not through the use of the proxy process.

The unions are proposing the election of a new director to the Kmart Board. They are also sponsoring several shareholder proposals. The Kmart Board opposes these proposals for the following reasons:

- -       The unions have proposed the election of their own nominee to replace
        Gloria Shatto on the Kmart Board. In fact, Dr. Shatto decided several months ago - well before the unions targeted her for their attack - not to stand for reelection this year. As her successor, Kmart has nominated Stephen F. Bollenbach, president and CEO of Hilton Hotels Corporation and the former Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company and the former President and Chief Executive Officer of Host Marriott.

        Mr. Bollenbach is widely recognized as a leading authority in the hospitality and entertainment industries. His expertise in real estate, finance and customer service will be a tremendous asset to Kmart.

        Mr. Bollenbach is one of six new independent directors who have joined Kmart's Board in the past year, bringing a fresh perspective and relevant business experience to the company. Unlike the unions' hand-picked nominees, each of these directors is truly independent; they have no affiliation with Kmart nor an outside agenda to pursue.

- -       The unions have proposed a resolution requesting that the company eliminate its retirement plan for non-employee directors. In fact, the Board acted to do that last September. As a result, the Directors Retirement Plan has been frozen since January 1, 1996, subject to shareholder approval of a new program that increases the ties between director benefits and shareholder value.

- -       The unions have proposed a resolution requesting that the Kmart Board undertake a comprehensive study of the feasibility of a sale or merger of the company. It is ill-advised and short-sighted to ask the Board to effectively hand a "For Sale" sign on the company at a time when it is not in the best interest of our shareholders. Kmart's operations are in the process of being revitalized, the results of this turnaround have only begun to reach the bottom line, and the company's share price is just beginning to respond.

As you know, virtually everything at Kmart today is new or is being renewed. I have been on the job for less than a year. Most of our talented new managers have been here for less than two years - and many for less than a year. During that time, we have made significant progress to turn

Kmart around. We have completed the disposition of $3.5 billion in non-core assets, closed 214 underperforming stores, cleared out $700 million in aged and discontinued inventory, achieved more than $500 million in permanent cost reductions, and reached an agreement for Chemical Bank to arrange a new, three-year $3.7 billion bank facility to replace the company's existing bank lines and other obligations.

We have also assembled a highly talented and committed management team. This team has begun to implement merchandising, promotional and operational initiatives that are designed to result in improved merchandise assortments, better in-stock positions, cleaner and more orderly stores, and dramatic gains in customer satisfaction.

I recognize that the past year has been a difficult one for Kmart shareholders, but I believe the company is now making great progress toward a lasting turnaround. I hope you will concur with me that we should not add a special-interest, union-sponsored director to the Board. I also hope you agree that the proxy process is not the proper forum to debate or resolve local disputes that periodically arise between labor and mangement.

Please reject the unions' proxy solicitation by not signing or returning any blue proxy card that may be sent to you by the unions or their so-called "committee." Kmart's annual report, proxy statement and WHITE proxy card will be sent to you shortly. If you have any questions, or require assistance in voting your shares, please contact D. F. King & Co. at (800) 714-3310.

Thanks for your continued interest and support.

Sincerely,

Floyd Hall

Floyd Hall
Chairman, President
and Chief Executive Officer

The participants in this solicitation include Kmart Corporation ("Kmart") and the following directors: James B. Adamson, Lilyan H. Affinito, Stephen F. Bollenbach, Joseph A. Califano, Jr., Richard G. Cline, Willie D. Davis, Enrique
C. Falla, Joseph P. Flannery, David B. Harper, Robert D. Kennedy, F. James McDonald, J. Richard Munro, Lawrence Perlman, Gloria M. Shatto, William P. Weber and James O. Welch, Jr. Employee participants include: Floyd Hall, Chairman of the Board, President and Chief Executive Officer; Warren Flick, Executive Vice President and President and General Merchandise Manager, U.S. Kmart Stores; Ronald Floto, Executive Vice President and President, Super Kmart Centers; Anthony N. Palizzi, Executive Vice President and General Counsel; Marvin P. Rich, Executive Vice President, Strategic Planning, Finance and Administration; Martin Welch III, Senior Vice President and Chief Financial Officer; Shawn M. Kahle, Vice President, Corporation Affairs; Nancie W. LaDuke, Vice President and Secretary; and Robert M. Burton, Director, Investor Relations. All such persons are deemed to own beneficially less than 1 percent of the outstanding shares of Kmart's common stock in the aggregate. For a further description of the foregoing interests, see Kmart's Preliminary Proxy Statement, filed with the Securities and Exchange Commission on April 1, 1996, including the annexes thereto.